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                                                                     Exhibit 3.2


                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              THE HE-RO GROUP, LTD.



         THE HE-RO GROUP, LTD., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify:


         FIRST: The Certificate of Incorporation of the Corporation, as heretofore amended, is hereby further amended by deleting Article FIRST thereof and substituting in lieu thereof the following:

                  "FIRST: The name of the corporation is The Nahdree Group, Ltd."

         SECOND: The amendments to the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment shall become effective on May 31, 1998.

         THIRD: The amendments to the Certificate of Incorporation herein certified have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. In lieu of a meeting and vote of stockholders, written consent has been given by the holders of a majority of the outstanding shares of capital stock entitled to vote thereon in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice thereof has been given to stockholders who have not consented thereto in writing.
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         IN WITNESS WHEREOF, this Certificate of Amendment has been duly signed in the name and on behalf of the undersigned and under its corporate seal by its officer thereunto duly authorized on this 25th day of May 1998.


                                                    THE HE-RO GROUP, LTD.


                                                    By: /s/ Hong J. Han
                                                        ------------------------
                                                            Hong J. Han
                                                            President





STATE OF NEW YORK    )
                     ) SS.:
COUNTY OF NEW YORK   )


         On the 25th day of May, 1998, before me personally came HONG J. HAN, to me known to be the person described in and who executed the foregoing Certificate of Amendment to the Certificate of Incorporation and acknowledged that he executed the same.


                                                   /s/ Barbara T. Blair
                                                  ----------------------
                                                       Notary Public


Subscribed and sworn to before me
on May 25, 1998.

                                             [ Notary stamp of Barbara T. Blair]